UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒                                        Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SELLAS LIFE SCIENCES GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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www.envisionreports.com/SLS Step 1: Go to www.envisionreports.com/SLS. Step 2: Click on the icon on the right to view meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Online Go to www.envisionreports.com/SLS or scan the QR code — login details are located in the shaded bar below. Stockholder Meeting Notice + + Important Notice Regarding the Availability of Proxy Materials for the SELLAS Life Sciences Group, Inc. Company Stockholder Meeting to be Held on June 8, 2021 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2021 proxy statement and annual report to shareholders are available at: Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 18, 2021 to facilitate timely delivery. 2 N O T Easy Online Access — View your proxy materials and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. MMMMMMMMMMMM MMMMMMMMM MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 C 1234567890 C O Y 000004 MMMMMMM

Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/SLS. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials SELLAS Life Sciences Group, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 18, 2021. The 2021 Annual Meeting of Stockholders of SELLAS Life Sciences Group, Inc. will be held on Tuesday, June 8, 2021 at 8:30am local time, virtually via the internet at www.meetingcenter.io/287191590. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — SLS2021. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4: 1. To Elect One Class II Director. Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. The nominee for Class II director to be considered at the annual meeting is David A. Scheinberg. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the foregoing Class II Director 2. To Ratify the Selection by the Audit Committee of Moss Adams LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021. The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for the current fiscal year. 3. To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers. These proposals call for a non-binding, advisory vote, and accordingly there is no “required vote” that would constitute approval. However, our Board of Directors, including our compensation committee, values the opinions of our stockholders and we will consider our stockholders’ concerns to the extent there are a substantial number of votes cast against the executive officer compensation as disclosed in this proxy statement and evaluate what actions may be appropriate to address those concerns. 4. To approve the 2021 Employee Stock Purchase Plan. Our Board of Directors unanimously approved the adoption of the 2021 Employee Stock Purchase Plan (the “ESPP”). The ESPP provides eligible employees with the opportunity to purchase shares of our common stock at a discount, on a tax-favored basis, through regular payroll deductions in compliance with Section 423 of the IRC. We believe that the ESPP will aid us in retaining existing employees, recruiting and retaining new employees and aligning and increasing the interest of all employees in our success. The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the approval of the proposal. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Stockholder Meeting Notice